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                                                                 Exhibit 24.2(l)

November 13, 2003


SEI Absolute Return Fund, L.P.
c/o SEI Funds, Inc.
One Freedom Valley Drive
Oaks, Pennsylvania 19456

Re:   Registration of Interests on Form N-2

Gentlemen:

You have requested our opinion as to certain matters of Delaware law in connection with the proposed issuance of limited partnership interests in SEI Absolute Return Fund, L.P., a Delaware limited partnership (the "Partnership"). In connection with our opinion, you have furnished to us and we have examined the following documents:

      1. Certificate of Limited Partnership and Agreement of Limited Partnership of the Partnership;

      2. Resolutions of the Board of Directors of SEI Funds, Inc., a Delaware corporation and sole general partner of the Partnership, authorizing the issuance of limited partnership interests in the Partnership pursuant to the transactions described in the Registration Statement on Form N-2 filed by the Partnership with the Securities and Exchange Commission on May 19, 2003, as amended by pre-effective amendment number 1 filed on August 29, 2003 and as to be amended by pre-effective amendment number 2 (as amended, the "Registration Statement");

      3. The Registration Statement in the form filed with the Securities and Exchange Commission (or to be filed with the Securities and Exchange Commission in the case of pre-effective amendment number 2); and

      4.    Form of subscription documents for investors.

In connection with the opinions expressed herein, we have assumed that all factual statements contained in the foregoing documents are true and will be true as of the
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SEI Absolute Return Fund, L.P.
November 13, 2003
Page 2


date on which the proposed issuance of limited partnership interests in the Partnership takes place.

      Based upon the foregoing, it is our opinion that under Delaware law:

      1. The Partnership is a limited partnership duly formed, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Sections 17-101, et seq.

      2. The limited partnership interests in the Partnership to which the Registration Statement relates will when issued in accordance with the terms and conditions set forth in the Registration Statement constitute duly authorized and validly issued limited partnership interests in the Partnership, and the holders of such interests will have no obligation to make further capital contributions to the Partnership.

We hereby consent to the reference to our firm, including the reference to this opinion, in the Registration Statement, and we further consent to the filing of this opinion with the Securities and Exchange Commission.

Sincerely,

SMITH, KATZENSTEIN & FURLOW LLP



By    /s/ Craig B. Smith
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          Craig B. Smith